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                                                                    Exhibit 23.3

                              HUDDLESTON & CO. INC.
                       PETROLEUM AND GEOLOGICAL ENGINEERS
                            1111 FANNIN - SUITE 1700
                              HOUSTON, TEXAS 77002
                                     -------
                                 (713) 209-1100

                    CONSENT OF INDEPENDENT PETROLEUM ENGINEER

Gentlemen:

Huddleston & Co., Inc. hereby consents to the use of its name, use of its audit report, and reference to it regarding its audit of the Benton Oil and Gas Company Reserve Reports, prepared by Benton Oil and Gas Company, dated February 9, 1996, in the Form S-4 Registration Statement of Benton Oil and Gas Company registering the issuance of shares of its common stock in exchange for shares of common stock of Crestone Energy Corporation.

                                       HUDDLESTON & CO., INC.

                                       /s/ Peter D. Huddleston
                                       ----------------------------------------
                                       Peter D. Huddleston, P.E.
                                       President

October 14, 1996